Filed pursuant to Rule 424(b)(3) and 424(c)
                                    Registration Statement No. 333-82080



                          PROSPECTUS SUPPLEMENT NO. 16
                     (To Prospectus Dated February 22, 2002)

                                  $200,000,000

                                Photronics, Inc.

                 4 3/4% Convertible Subordinated Notes Due 2006
                                       and
               Common Stock Issuable Upon Conversion of the Notes


This document supplements our prospectus dated February 22, 2002 relating to the resale of up to $200,000,000 aggregate principal amount of our notes and the shares of our common stock issuable upon conversion of the notes, by certain holders of notes who are named as selling security holders in the prospectus.

You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement updates information in the prospectus, and, accordingly, to the extent inconsistent, the information in this prospectus supplement supersedes the information contained in the prospectus.

                            -------------------------

Investing in the notes involves risks. See "Risk Factors" beginning on page 7 of the prospectus.

                            -------------------------


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The date of this prospectus supplement is November 20, 2002.

After giving effect to the change of name of a selling security holder from "Vopak USA Inc., Retirement Plan (f.k.a. Van Waters & Rogers, Inc. Retirement
Plan)" to "Univar USA Inc. Retirement Plan", the section of the prospectus entitled "Selling Security Holders" reads as follows:


                            SELLING SECURITY HOLDERS

           We originally issued the notes in a private placement in December 2001. The notes were resold by the initial purchasers of the notes to qualified institutional buyers under Rule 144A under the Securities Act. Selling security holders may offer and sell the notes and the underlying common stock pursuant to this prospectus.

           The following table sets forth information we have received as of November 20, 2002 about the principal amount of notes and the underlying common stock beneficially owned by each selling security holder that may be offered using this prospectus.




                                                                                       Number of
                                                  Principal                            shares of       Percentage
                                                amount of notes                          common         of common
                                                 beneficially     Percentage           stock that        stock
                                                  owned that       of notes            may be sold    outstanding
        Name                                     may be sold      outstanding              (1)             (2)
        ----                                     -----------      -----------              ---             ---


Advent Convertible Master Cayman L.P.           $ 2,935,000          1.47%                79,324           *
AIG/National Union Fire Insurance                   180,000            *                   4,864           *
AIM Alternative Asset Partners                       15,000            *                     405           *
Allentown City Firefighters Pension Plan             29,000            *                     783           *
Allentown City Officers & Employees Pension          11,000            *                     297           *
Fund
Allentown City Police Pension Plan                   54,000            *                   1,459           *
Alpha US Sub Fund 4, LLC                            415,000            *                  11,216           *
Amaranth LLC                                     13,800,000          6.90                372,972          1.21%
American Motorist Insurance Company                 507,000            *                  13,702           *


                                                                                       Number of
                                                  Principal                            shares of       Percentage
                                                amount of notes                          common         of common
                                                 beneficially     Percentage           stock that        stock
                                                  owned that       of notes            may be sold    outstanding
        Name                                     may be sold      outstanding              (1)             (2)
        ----                                     -----------      -----------              ---             ---


AmSouth Bank Custodian for AmSouth VA             2,100,000          1.05                 56,756           *
Equity Income Fund
AmSouth Bank Custodian for Silect Equity          1,320,000            *                  35,675           *
Variable Annuity Fund
Arapahoe County Colorado                             49,000            *                   1,324           *
Arbitex Master Fund L.P. (9)                      9,000,000          4.50                243,243           *
Argent Classic Convertible Arbitrage Fund           500,000            *                  13,513           *
L.P.
Argent Classic Convertible Arbitrage Fund         2,000,000          1.00                 54,054           *
(Bermuda) Ltd.
Argent Convertible Arbitrage Fund Ltd.            4,500,000          2.25                121,621           *
Argent LowLev Convertible Arbitrage Fund LLC        500,000            *                  13,513           *
Arkansas Teachers Retirement System               3,506,000          1.75                 94,756           *
Aventis Pension Master Trust (5)                    105,000            *                   2,837           *
Bank Austria Cayman Islands, LTD                  7,400,000          3.70                199,999           *
Bankers Trust Company Trustee for
DaimlerChrysler Corp. Emp. #1 Pension Plan        3,465,000          1.73                 93,648           *
dtd. 4/1/89
Baptist Health of South Florida                     577,000            *                  15,594           *
Black Diamond Offshore Ltd.                         565,000            *                  15,270           *
Boilermaker - Blacksmith Pension Trust (5)          590,000            *                  15,945           *
British Virgin Islands Social Security Board         38,000            *                   1,027           *


                                                                                       Number of
                                                  Principal                            shares of       Percentage
                                                amount of notes                          common         of common
                                                 beneficially     Percentage           stock that        stock
                                                  owned that       of notes            may be sold    outstanding
        Name                                     may be sold      outstanding              (1)             (2)
        ----                                     -----------      -----------              ---             ---


CALAMOS(R)Convertible Fund - CALAMOS(R)           2,400,000          1.20                 64,864           *
Investment Trust (5)
CALAMOS(R)Convertible Growth and Income Fund      4,400,000          2.20                118,918           *
- CALAMOS(R)Investment Trust (5)
CALAMOS(R)Convertible Portfolio - CALAMOS(R)         65,000            *                   1,756           *
Advisors Trust (5)
CALAMOS(R)Convertible Technology Fund -              65,000            *                   1,756           *
CALAMOS(R)Investment Trust (5)
CALAMOS(R)Global Convertible Fund - CALAMOS(R)       70,000            *                   1,891           *
Investment Trust (5)
CALAMOS(R)Market Neutral Fund - CALAMOS(R)       10,500,000          5.25                283,783           *
Investment Trust (5)
Castle Convertible Fund, Inc.                     1,250,000            *                  33,783           *
Chrysler Corporation Master Retirement Trust      2,035,000          1.01                 54,999           *
CIBC World Markets                                1,000,000            *                  27,027           *
City of Albany Pension Plan (5)                      50,000            *                   1,351           *
City of Knoxville Pension System (5)                145,000            *                   3,918           *
City of New Orleans                                 203,000            *                   5,486           *
City University of New York                         122,000            *                   3,297           *
Clarica Life Insurance Co.- U.S. (5)                145,000            *                   3,918           *
Clinton Multistrategy Master Fund, Ltd.           4,000,000          2.00                108,108           *
Clinton Riverside Convertible Portfolio           4,000,000          2.00                108,108           *
Limited
Consulting Group Capital Markets Funds (5)          250,000            *                   6,756           *


                                                                                       Number of
                                                  Principal                            shares of       Percentage
                                                amount of notes                          common         of common
                                                 beneficially     Percentage           stock that        stock
                                                  owned that       of notes            may be sold    outstanding
        Name                                     may be sold      outstanding              (1)             (2)
        ----                                     -----------      -----------              ---             ---


Credit Suisse First Boston Corporation            1,500,000            *                  40,540           *
DeAm Convertible Arbitrage                        3,300,000          1.65                 89,189           *
Delta Airlines Master Trust (5)                     950,000            *                  25,675           *
Delta Air Lines Master Trust (c/o Oaktree           490,000            *                  13,243           *
Capital Management LLC)
Delta Pilots Disability and Survivorship            200,000            *                   5,405           *
Trust (5)
Delta Pilots D & S Trust (c/o Oaktree               270,000            *                   7,297           *
Capital Management LLC)
Deutsche Banc Alex Brown                         15,624,000          7.81                422,269          1.37
Dorinco Reinsurance Company (5)                     325,000            *                   8,783           *
Double Black Diamond Offshore LDC                 2,935,000          1.47                 79,324           *
Drury University (5)                                 35,000            *                     945           *
Engineers Joint Pension Fund                        468,000            *                  12,648           *
Federated Equity Income Fund, Inc.                7,300,000          3.65                197,297           *
Federated Insurance Series, on behalf of            300,000            *                   8,108           *
its Federated Income Fund II
Fidelity Financial Trust: Fidelity               11,680,000          5.84                315,675          1.03
Convertible Securities Fund (6)
Franklin and Marshall College                       190,000            *                   5,135            *
Gartmore Variable Insurance Trust, on
behalf of its Federated GVIT Equity Income          180,000            *                   4,864            *
Fund
Goldman Sachs and Company                         3,430,000          1.71                 92,702            *
Grady Hospital Foundation                           107,000            *                   2,891            *
Granville Capital Corporation                     2,000,000          1.00                 54,054            *


                                                                                       Number of
                                                  Principal                            shares of       Percentage
                                                amount of notes                          common         of common
                                                 beneficially     Percentage           stock that        stock
                                                  owned that       of notes            may be sold    outstanding
        Name                                     may be sold      outstanding              (1)             (2)
        ----                                     -----------      -----------              ---             ---



HFR Convertible Arbitrage Account                   190,000            *                   5,135            *
HFR Master Fund, LTD. (5)                            50,000            *                   1,351            *
H.K. Porter Company, Inc. (5)                        15,000            *                     405            *
HSBC Trustee, Zola Managed Trust                    200,000            *                   5,405            *
Independence Blue Cross                              64,000            *                   1,729            *
Innovest Finanzdienstleistungs AG                   580,000            *                  15,594            *
Jefferies Umbrella Fund US Convertible Bonds        270,000            *                   7,297            *
KBC Financial Products (Cayman Island)            2,000,000          1.00                 54,054            *
Limited
KBC Financial Products USA Inc.                     250,000            *                   6,756            *
Kettering Medical Center Funded                      35,000            *                     945            *
Depreciation Account (5)
Knoxville Utilities Board Retirement System         120,000            *                   3,243            *
(5)
Lincoln National Global Asset Allocation             40,000            *                   1,081            *
Fund, Inc.
Lipper Convertibles, L.P.                         1,500,000            *                  40,540            *
Lipper Offshore Convertibles, L.P.                1,500,000            *                  40,540            *
Louisiana Workers' Compensation Corporation         150,000            *                   4,054            *
(5)
Lumbermans                                          491,000            *                  13,270            *
Lyxor Master Fund Ref: Argent/LowLev CB           1,230,000            *                  33,243            *
Lyxor Master Fund, c/o Zola Capital                 300,000            *                   8,108            *
Management
Macomb County Employees' Retirement System          145,000            *                   3,918            *
(5)
Man Convertible Bond Master Fund, Ltd.            8,208,000          4.10                221,837            *


                                                                                       Number of
                                                  Principal                            shares of       Percentage
                                                amount of notes                          common         of common
                                                 beneficially     Percentage           stock that        stock
                                                  owned that       of notes            may be sold    outstanding
        Name                                     may be sold      outstanding              (1)             (2)
        ----                                     -----------      -----------              ---             ---



McMahan Securities Co., L.P.                      1,500,000            *                  40,540            *
MFS Total Return Fund (10)                        1,000,000            *                  27,027            *
Microsoft Corporation                               410,000            *                  11,081            *
Minnesota Power and Light                           125,000            *                   3,378            *
Morgan Stanley & Co. (7)                          1,500,000            *                  40,540            *
Motion Pictures Industry                            545,000            *                  14,729            *
Motion Picture Industry Health Plan -               190,000            *                   5,135            *
Active Member Fund
Motion Picture Industry Health Plan -                80,000            *                   2,162            *
Retiree Member Fund
Municipal Employees                                 183,000            *                   4,945            *
New Orleans Firefighters Pension / Relief           110,000            *                   2,972            *
Fund
Nicholas Applegate Convertible Fund               1,529,000            *                  41,324            *
Nicholas Applegate Global Holdings LP                35,000            *                     945            *
1976 Distribution Trust FBO A.R. Lauder /             7,000            *                     189            *
Zinterhofer
1976 Distribution Trust FBO Jane A. Lauder           13,000            *                     351            *
Occidental Petroleum Corporation                    118,000            *                   3,189            *
OCM Convertible Trust                             1,180,000            *                   8,918            *
Ohio National Fund, Inc., on behalf of its           30,000            *                     810            *
Equity Income Portfolio
Ondeo Nalco                                          40,000            *                   1,081            *
Onex Industrial Partners Limited                  1,950,000            *                  52,702            *
Palladin Securities LLC                           1,200,000            *                  32,432            *
Paloma Securities LLC                             5,000,000          2.50                135,135            *
Partner Reinsurance Company Ltd.                    330,000            *                   8,918            *


                                                                                       Number of
                                                  Principal                            shares of       Percentage
                                                amount of notes                          common         of common
                                                 beneficially     Percentage           stock that        stock
                                                  owned that       of notes            may be sold    outstanding
        Name                                     may be sold      outstanding              (1)             (2)
        ----                                     -----------      -----------              ---             ---


Pebble Capital Inc.                                 650,000            *                  17,567            *
Physicians Life                                     183,000            *                   4,945            *
Policemen and Firemen Retirement System of          503,000            *                  13,594            *
the City of Detroit
Port Authority of Allegheny County                  615,000            *                  16,621            *
Retirement and Disability Allowance Plan
for the Employees Represented by Local 85
of the Amalgamated Transit Union (5)
Pro-mutual                                          603,000            *                  16,297            *
Putnam Asset Allocation Funds-Balanced              310,000            *                   8,378            *
Portfolio
Putnam Asset Allocation Funds-Conservative          240,000            *                   6,486            *
Portfolio
Putnam Convertible Income-Growth Trust            2,180,000          1.09                 58,918            *
Putnam Convertible Opportunities and Income          80,000            *                   2,162            *
Trust
Putnam Variable Trust-Putnam VT Global               80,000            *                   2,162            *
Asset Allocation Fund
Qwest Occupational Health Trust                      55,000            *                   1,486            *
Ramius Capital Group                                300,000            *                   8,108            *
RAM Trading Ltd                                   1,750,000            *                  47,297            *
Raytheon Master Pension Trust                       200,000            *                   5,405            *
RCG Halifax Master Fund, LTD                        550,000            *                  14,864            *
RCG Latitude Master Fund, LTD                     2,500,000          1.25                 67,567            *
RCG Multi Strategy A/C LP                         1,250,000            *                  33,783            *
Robertson Stephens                                5,000,000          2.50                135,135            *
Rockhaven Fund                                       80,000            *                   2,162            *
Rockhaven Premier Dividend Fund                     700,000            *                  18,918            *


                                                                                       Number of
                                                  Principal                            shares of       Percentage
                                                amount of notes                          common         of common
                                                 beneficially     Percentage           stock that        stock
                                                  owned that       of notes            may be sold    outstanding
        Name                                     may be sold      outstanding              (1)             (2)
        ----                                     -----------      -----------              ---             ---



Sage Capital                                        100,000            *                   2,702            *
San Diego City Retirement                         1,097,000            *                  29,648            *
San Diego County Convertible                      1,654,000            *                  44,702            *
SCI Endowment Care Common Trust Fund -               20,000            *                     540            *
First Union (5)
SCI Endowment Care Common Trust Fund -               70,000            *                   1,891            *
National Fiduciary Services (5)
SCI Endowment Care Common Trust Fund -               30,000            *                     810            *
Suntrust (5)
Screen Actors Guild Pension Convertible             500,000            *                  13,513            *
S G Cowen Securities Corporation                  1,500,000            *                  40,540            *
SG Hambros Trust Company (Jersey) Ltd as            300,000            *                   8,108            *
Trustee of the Lyxor Master Fund
Shell Pension Trust                                 320,000            *                   8,648            *
Silverado Arbitrage Trading, Ltd.                   500,000            *                  13,513            *
Silvercreek Limited Partnership                   1,100,000            *                  29,729            *
Silvercreek II Limited                              900,000            *                  24,324            *
Sisters of Good Shepherd                            100,000            *                   2,702            *
Southdown Pension Plan (5)                           60,000            *                   1,621            *
Southern Farm Bureau Life Insurance                 185,000            *                   4,999            *
SPT (5)                                             710,000            *                  19,189            *
St. Thomas Trading, Ltd.                         13,468,000          6.73                363,999          1.18
Starvest Combined Portfolio                         190,000            *                   5,135            *
State Employees' Retirement Fund of the             810,000            *                  21,891            *
State of Delaware
State of Connecticut Combined Investment          1,705,000            *                  46,081            *
Fund


                                                                                       Number of
                                                  Principal                            shares of       Percentage
                                                amount of notes                          common         of common
                                                 beneficially     Percentage           stock that        stock
                                                  owned that       of notes            may be sold    outstanding
        Name                                     may be sold      outstanding              (1)             (2)
        ----                                     -----------      -----------              ---             ---



State of Maryland Retirement Agency               2,575,000          1.29                 69,594            *
State Street Bank Custodian for GE Pension        1,585,000            *                  42,837            *
Trust
Sunrise Partners LLC                              9,200,000          4.60                248,648            *
The Dow Chemical Company Employees'               1,150,000            *                  27,631            *
Retirement Plan (5)
The Fondren Foundation (5)                           35,000            *                     945            *
The Grable Foundation                                95,000            *                   2,567            *
Trustmark Insurance Company                         280,000            *                   7,567            *
2000 Revocable Trust FBO A.R. Lauder /                6,000            *                     162            *
Zinterhofer
Union Carbide Retirement Account (5)                600,000            *                  16,216            *
United Food and Commercial Workers Local            270,000            *                   7,297            *
1262 and Employee Pension Fund (5)
Univar USA Inc. Retirement Plan (5)                 140,000            *                   3,783            *
Vanguard Convertible Securities Fund, Inc.        1,945,000            *                  52,567            *
Wake Forest University                              686,000            *                  18,540            *
Wake Forest University Convertible Arbitrage        355,000            *                   9,594            *
WPG Convertible Arbitrage Overseas Master         2,500,000          1.25                 67,567            *
Fund, L.P
Writers Guild Industry Health Fund                  293,000            *                   7,918            *
Wyoming State Treasurer                             971,000            *                  26,243            *
Zurich Institutional Benchmark Master Fund        1,000,000            *                  27,027            *
Ltd.


                                                                                       Number of
                                                  Principal                            shares of       Percentage
                                                amount of notes                          common         of common
                                                 beneficially     Percentage           stock that        stock
                                                  owned that       of notes            may be sold    outstanding
        Name                                     may be sold      outstanding              (1)             (2)
        ----                                     -----------      -----------              ---             ---



Any other holder of notes or future
transferee, pledgee, donee or successor of               0               -                     0                -
any holder (3)                               _____________          ________        _____________       _________

Total..............................        $200,000,000 (8)          100.00%        5,405,400 (4)          15.13%
                                           ================          =======        =============       =========

-------------------------
* Less than 1%.

     (1) Assumes conversion of all of the holder's notes at a conversion rate of 27.027 shares of common stock per $1,000 principal amount of notes. However, this conversion rate will be subject to adjustment as described under "Description of Notes--Conversion Rights." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

     (2) Calculated based on 30,315,494 shares of common stock outstanding as of December 31, 2001. In calculating this amount for each selling security holder, we treated as outstanding that number of shares of common stock issuable upon conversion of all of that holder's notes. However, we did not assume the conversion of any other holder's notes, except in calculating the percentage for all selling security holders as a group.

     (3) Information about other selling security holders will be set forth in prospectus supplements, if required.

     (4) Column does not add up correctly because the fractional shares to which the holders would be entitled have been disregarded.

     (5) Pursuant to an Investment Management Agreement, CALAMOS(R) Investments is not acting individually, but solely as an Investment Manager for the selling security holder.

     (6) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management and Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly owned subsidiary of FMR Corp., a Massachusetts corporation. The holdings are as of January 23, 2002.

     (7) The entity owns $1,200,000 of our 6.00% convertible subordinated notes due 2004. Further, Morgan Stanley & Co. Incorporated acted as one of the initial purchasers in connection with the offer and sale of the notes in December 2001.

     (8) The figures in this column are based on information supplied to us, as of November 20, 2002, by the respective selling security holders named in the table. As of that date, these selling security holders had supplied us with information indicating that, collectively, they owned more than $200,000,000 aggregate principal amount of notes (which would be convertible into more than 5,405,400 shares of common stock), reflecting, we believe, that one or more selling security holders supplied us with information for inclusion in the table and then sold their notes in transactions exempt from the registration requirements of the Securities Act to persons who also supplied us with information with respect to the same notes. However, since this prospectus would not be applicable to any sale of notes after they have been publicly sold utilizing this prospectus, no more than $200,000,000 principal amount of notes could be sold utilizing this prospectus and, accordingly, the $200,000,000 total in this column has been retained and represents the maximum principal amount of notes that could be sold hereunder.

     (9) The entity also owns an additional $6,500,000 principal amount of the notes, which it purchased, in registered form, in the open market.

     (10) This entity (the "Fund") has advised us that, to the best of its knowledge, the Fund has no position, office or other material relationship with us or any of our affiliates and that, while other funds and accounts advised by Massachusetts Financial Services Company ("MFS") may own securities issued by us, MFS has no knowledge of any other position, office or other material relationship between the Fund's affiliates and us or any of our affiliates.

          We prepared this table based on the information supplied to us on or before November 20, 2002 by the selling security holders named in the table. The selling security holders listed in the above table may have sold or transferred, pursuant to the prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date they have supplied the information to us. Some of the selling security holders may hold additional notes that have been registered under the Securities Act. Information about the selling security holders may change further over time. Any changed information supplied to us will be set forth in future prospectus supplements.

         Other than as noted above, none of the selling security holders listed above has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

         Because the selling security holders may offer all or some of their notes or the underlying common stock from time to time, we cannot estimate the amount of the notes or the underlying common stock that will be held by the selling security holders upon the termination of any particular offering. See "Plan of Distribution."

The last sentence of the sixth paragraph under "Plan of Distribution" on page 41 of the prospectus was previously amended to read as follows:

         "The selling security holders may also sell the notes or the underlying common stock short and deliver notes or the underlying common stock to close out short positions, or loan or pledge notes or the underlying common stock to broker-dealers or financial institutions that, in turn, may sell the notes or the underlying common stock."


                                       14